Exhibit 10.104

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the "Agreement") is made and entered into as of December 9, 2003 subject to satisfaction of the conditions set forth herein, by and between Digital Lightwave, Inc., a corporation having a place of business at 15550 Lightwave Drive, Clearwater, Florida 33760 ("Lightwave") and Micron Optics, Inc. a corporation having a place of business at 1852 Century Place NE, Atlanta, GA 30345 ("Micron"), on the following terms and conditions:

RECITALS

WHEREAS, as of the date of this Agreement, Lightwave owes Micron an undetermined disputed amount for goods and services it purchased from Micron prior to the date hereof (the "Disputed Amount");

WHEREAS, Micron and Lightwave wish to settle the Disputed Amount in accordance with the terms set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration between the parties, including the premises and undertakings recited herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

  Incorporation of Recitals: The Recitals are incorporated herein and are hereby made a part of this Agreement.
  Lightwave’s Settlement Obligations: Lightwave agrees to and shall deliver to Micron payment in the amount of $240,000 (the "Payment Sum") and shall return the following equipment to Micron: 8 ACLF Units, 6 DCTS Units, 8 MCTS Units, and 11 WCS Units (the "Equipment") in full settlement and satisfaction of the Disputed Amount and all other claims. The Payment Sum shall be distributed to Micron by wire transfer on December 10, 2003. The Equipment shall be returned to Micron by December 19, 2003 to its headquarters at 1852 Century Place NE, Atlanta, GA 30345.
  RELEASE AND WAIVER : Upon receipt of the Payment Sum and Equipment, Micron hereby forever releases, waives and discharges Lightwave and its owners, officers, directors, employees, affiliates, and other agents, and Optel, LLC and Optel Capital, LLC and its owners, officers, directors, employees, affiliates, and other agents from any and all claims, obligations, liabilities, damages, causes of action, covenants, fees, costs, contracts, agreements, promises, and demands, whatsoever, including those related to the Disputed Amount, in law or in equity, which Micron ever had, now has, or which it may in the future have, whether or not now known, based upon, arising out of any other matter, cause, act, omission, or thing whatsoever prior to and as of the date of this Agreement.
  Entire Agreement: This Agreement contains the entire Agreement of the parties with respect to these matters (and solely with respect to these matters) and may not be modified in any way except by writing executed by the authorized representatives of each of the parties hereto.
  Authorization: The individual signatories to this Agreement represent that they have been duly authorized to execute this Agreement on behalf of the parties they purport to represent herein.
  Execution in Counterparts: This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered (including by facsimile transmission), shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement.
  Binding Agreement: This Agreement will bind and inure to the benefit of each of the party’s respective predecessors, successors, trustees, receivers, guardians, executors, administrators, heirs, distributees, partners, directors, officers, employees, shareholders, agents, beneficiaries and assignees whether so expressed or not.
  Governing Law: Except to the extent that federal law should provide otherwise, the terms, conditions and provisions of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia, without giving consideration to such state’s conflict of law provisions.
  Headings: The use in this Agreement of headings is for the convenience of reference only. Such headings are not and shall not be considered part of this Agreement nor shall such headings control the construction and interpretation of the terms and conditions hereof.

IN WITNESS WHEREOF, each of the parties hereto have caused this instrument to be signed by themselves or their duly authorized agents as of the date set forth in the first paragraph of this Agreement.

DIGITAL LIGHTWAVE, INC.	MICRON OPTICS, INC.

By: /s/ James R. Green	By: /s/ Andrei Csipkes

Its: Chief Executive Officer	Its: Chief Operating Officer